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                                                                 Exhibit (a)(11)

                               HSBC Investor Funds

           Amendment to Amended and Restated Declaration of Trust and
            Establishment and Designation of an Additional Series of Shares of Beneficial Interest, Par Value $0.001 Per Share

RESOLVED, that pursuant to Section 5.11 of the Declaration of Trust of HSBC Investor Funds, a Massachusetts business trust (the "Trust"), dated April 22, 1987, as amended and restated July 1, 1987 (the "Declaration") and as further amended, the HSBC Investor High Income Fund is hereby renamed HSBC Investor High Yield Fixed Income Fund.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 26th day of September, 2005. This instrument may be executed by the Trustees on separate counterparts but shall be effectively only when signed by a majority of the Trustees.

Signature

/s/ Richard A. Brealey
---------------------------------
Richard A. Brealey

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Frederick C. Chen

/s/ Alan S. Parsow
---------------------------------
Alan S. Parsow

/s/ Thomas F. Robards
---------------------------------
Thomas F. Robards

/s/ Larry M. Robbins
---------------------------------
Larry M. Robbins

/s/ Michael Seely
---------------------------------
Michael Seely

/s/ Stephen J. Baker
---------------------------------
Stephen J. Baker